                                                                   EXHIBIT 10.27

                                ARIS CORPORATION
                        PROFESSIONAL SERVICES AGREEMENT

     This Agreement is entered into as of January 1, 1999, (the "Effective Date") between ARIS Corporation, a Washington corporation ("ARIS"), and California State Automobile Association Inter-Insurance Bureau, a California corporation ("Customer").

     A. ARIS is a company engaged in the business of providing computer integration consulting and training services, including but not limited to packaged applications development, custom development, and human resource management systems development.

     B. Customer desires that ARIS provide certain services to Customer, on the terms and conditions set forth below.

The parties agree as follows:

1.   SERVICES:

ARIS agrees to perform the services (the "Services") described on Work Order(s) which are to be executed from time to time by authorized representatives of both parties and which refer to this Agreement.

2.   CHARGES; INVOICING AND PAYMENT:

As consideration for ARIS' Services, Customer agrees to pay ARIS the amounts set forth on each respective Work Order, at the times and in the manner set forth on the Work Order. Unless otherwise specified on the Work Order, Services shall be provided to Customer on a time and materials basis, at rates to be negotiated. In addition, Customer will pay, unless otherwise specified on the respective Work Order, (a) ARIS' reasonable out-of-pocket expenses incurred as a result of ARIS' performance of Services, provided that all such expenses are allowable under Customer's expense policy as set out in section eight hereof, substantiated by appropriate written receipts; and (b) only taxes validly imposed upon Customer under California law under the California Constitution,
Article 13, Section 28, (and not franchise or income taxes) based on or measured by the charges set forth in this Agreement, or based on any Services provided.

Invoices will be issued semi-annually by ARIS. Payment is due within 30 days after Customer's receipt of the invoice. A delayed payment charge of one and one-half percent (1.5%) of the invoice amount will be paid by Customer for each 30-day period (or part thereof) of delay in payment beyond the payment due date. The delayed payment charge will not apply if Customer requests correction of the invoice within the 30 days, but will apply 30 days after receipt of the corrected invoice.


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
3.   TERMS AND TERMINATION:

This Agreement will commence on the Effective Date specified above and, unless earlier terminated as provided below, shall remain in effect until the last Project Completion Date specified on any Work Order, unless otherwise modified or extended by the agreement of the parties.

This Agreement and the obligations of the parties hereunder may terminate early upon the occurrence of any of the following events: (1) completion of the Services by ARIS; (ii) the institution of voluntary or involuntary proceedings by or against any party in bankruptcy or under any insolvency law, or for corporate reorganization, the appointment of a receiver or petition for the dissolution of any party or an assignment by a party for the benefit of creditors; or (iii) upon fourteen (14) days' written notice given by either party for any reason or no reason. Upon termination, ARIS will immediately return all of Customer's information and materials and ARIS shall then be paid any amounts owing for Services performed and expenses incurred through the termination date. Customer shall also reimburse ARIS for the costs of all non-cancelable committed Services and materials on order (which shall become Customer's property on payment) resulting from such termination or suspension of Services.

4.   RECORDS AND PROGRESS REPORTS:

ARIS shall keep full and accurate records of all of its labor hours and reimbursable expenses incurred in connection with this Agreement. ARIS shall provide access to such records upon Customer's reasonable request. Such records will be available for audit ninety (90) days after the event and remain available for four (4) years after the termination date and for four (4) years after completion of all work authorized hereunder. ARIS will make periodic progress reports to Customer at such times and in such form as is mutually agreed in the applicable Work Order.

5.   OWNERSHIP AND USE OF INTELLECTUAL PROPERTY:

During the term of this Agreement, as a result of ARIS' efforts under this Agreement, ARIS may generate ideas, inventions, suggestions, copyrightable materials or other information ("Intellectual Property") which fall into one of two categories:

     a. Intellectual Property specifically related to the subject matter of ARIS' efforts under this Agreement, and directly related to, or incorporated into, the work product to be produced by ARIS and delivered to Customer under this Agreement. Title to Intellectual Property described in this paragraph 5a, that is developed solely by ARIS, or jointly by ARIS and Customer, shall remain in Customer at all times; ARIS agrees to disclose and assign to Customer, in a form satisfactory to Customer, all such Intellectual Property, whether made alone or in conjunction with others, and to render such assistance as Customer may reasonably require to perfect such assignments and to protect such Intellectual Property; and

     b. Intellectual Property of general applicability, whether or not related to, or incorporated into, the work product to be produced by ARIS and delivered to Customer under this Agreement. Title to Intellectual Property described in this paragraph 5b, including any Intellectual Property developed by ARIS prior to or outside of this Agreement, shall remain in ARIS. To the extent such Intellectual Property is incorporated into work product to be produced by ARIS and delivered to Customer under this Agreement, ARIS grants and Customer hereby accepts, a perpetual, worldwide, royalty-free, non-exclusive license to use all such Intellectual Property as incorporated into the ARIS work product.

6.   CONFIDENTIALITY OBLIGATIONS:

All information and material that may be disclosed by one party to the other in the course of this Agreement is considered confidential and proprietary and will not be used by the receiving party other than for the purposes under this Agreement for which it was disclosed. The receiving party will protect such information from disclosure to third parties and hold it as confidential using the same degree of care as that party uses to protect its own confidential or proprietary material of like importance, but at least reasonable care. This obligation will continue for a period of five (5) years following receipt of the material and will survive any termination of this Agreement, but it will not cover any information which is disclosed to a third party by the disclosing party without restrictions on disclosure, any information that has been or is developed independently by the receiving party without violation of obligations of confidentiality, any information that falls into the public domain without fault of the receiving party, any information that is rightly obtained by the receiving party from a third party without restriction, or any information that is rightly in the possession of the receiving party at the time of disclosure by the disclosing party.

7.   STATUS OF ARIS AS INDEPENDENT CONTRACTOR:

ARIS shall devote such time and effort to the performance of the Services as may be necessary to satisfactorily complete the work. ARIS shall not subcontract any portion of the work to be performed without the prior written consent of the Customer, which consent shall not be unreasonably withheld. ARIS shall be an independent contractor in the performance of this Agreement and shall not be deemed an employee or agent of Customer or any purpose whatsoever.

Neither party shall have power to act as an agent of the other or bind the other in any respect.

ARIS' performance shall be in compliance with all applicable statutes or regulations of any jurisdiction or governmental agency.

8.   WORKPLACE AND CUSTOMER POLICIES:

If ARIS is requested by Customer to provide Services on Customer premises, Customer agrees to provide ARIS personnel a safe workplace whose standards are consistent with that of its own employees. Customer also agrees to provide reasonable access to its key personnel necessary for ARIS to perform the Services. ARIS personnel will observe all safety and other applicable rules in effect at such workplace, provided that reasonable notice of the rules has been supplied to ARIS and such personnel.

     a. A copy of Customer's Information Security Policies, Standards and Procedures is attached hereto as Attachment 1 and incorporated herein, and ARIS personnel working on Customer premises or using Customer's computer facilities must sign and comply with these Policies, Standards and Procedures

     b. ARIS personnel are subject to employee conduct policies in You and the CSAA, Customer's employee handbook, while on Customer's premises, but are not entitled to any benefits described therein or otherwise available to Customer's employees.

     c. ARIS' personnel's reimbursable travel expenses are limited to: (i) travel authorized in advance and in writing by Customer and booked through Customer's AAA Travel Agency, (ii) weekday automobile mileage or rental only for travel between Customer locations which is authorized in advance and in writing; and (iii) weekday overnight accommodations on travel authorized in advance and in writing between Customer locations for which reservations are made through the reservations services of the California State Automobile Association. In particular, hotel or motel accommodations shall not exceed $100 per weeknight; airline travel shall be lowest available coach fare; meals are limited to actual costs, and not to exceed $42 per weekday; local transportation shall be by public transit or shuttle service; and, automobile mileage shall be limited to the current rate recognized by the Internal Revenue Service. Any expense not covered under this policy shall not be reimbursable hereunder.

9.   INSURANCE:

At all times during the term of this Agreement, ARIS shall maintain insurance coverage in an insurance company or companies rated A "Excellent" by A.M. Best for the following risks in the following minimum amounts:

     Comprehensive General Liability Insurance: $2 million aggregate; $1 million per occurrence including $1 million personal injury.

     Errors and Omissions Liability: $3 million per occurrence.

     Business Auto: $1 million combined single limited bodily injury and property damage liability.

     Umbrella: $4 million aggregate, $4 million per occurrence.

     Workers' Compensation: as required by statute.


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Upon execution of this Agreement, ARIS shall name the Company as an additional insured under such policies, and shall provide the Company with a certificate evidencing the above insurance coverage.

10. NON-SOLICITATION:

Neither party shall solicit employment from any of the other party's employees whose work relates to this Agreement, during the term of this Agreement and for a period of six months after termination of this Agreement, without the prior written consent of the other party.

11.  WARRANTY; LIMITATION OF LIABILITY:

ARIS represents and warrants that the Services provided hereunder will be performed in a manner consistent with the professional standards and the general customs and practices of the industry and in accordance with Customer standards as established for work previously performed for Customer by The Consulting Team and Intime and as developed by ARIS for Customer. Customer must report any deficiencies in the Services within ninety (90) days of the later of the completion of the Services or the date that such deficiencies were reasonably discoverable by Customer, in no event, however, exceeding 180 days from the date of completion of such Services. Customer's sole remedy for the breach of any warranty by ARIS under this Agreement shall be the re-performance of the Services. If ARIS is unable to re-perform the Services as warranted, Customer shall be entitled to recover the fees paid to ARIS for the deficient Services.

ARIS acknowledges the Customer's Project 2000 standards require all year dates to be in a four-digit format which is fully functional and processes correctly and accurately as input, as output and at all interfaces, and agrees that ARIS will identify and disclose any pre-existing Customer or third-party code it encounters in connection with work for Customer which does not meet Customer's Project 2000 standards so Customer may evaluate all such non-complying code for correction. Correction of non-complying code created by ARIS or The Consulting Team shall be at ARIS' expense. This obligation shall not be subject to the time limits set out in the preceding paragraph and deficiencies shall not be considered reasonably discoverable until the later of the implementation date or the commencement of production processing in the year 2000.

THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT ARE ARIS' EXCLUSIVE WARRANTIES. ARIS DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT WITH RESPECT TO INTELLECTUAL PROPERTY. ARIS WILL NOT BE LIABLE IN ANY EVENT FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. IN ANY EVENT, ARIS' MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT PAID BY CUSTOMER UNDER THIS AGREEMENT.

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
12.     MISCELLANEOUS:

This agreement is governed by the laws of the State of California. Any legal action must be filed within two (2) years after the cause for such action arises. The parties agree that jurisdiction over and venue in any legal proceeding arising out of or relating to this Agreement shall be in courts in and for the City and County of San Francisco, California. The prevailing party to any action shall be entitled to its reasonably costs and attorneys' fees from the other party.

Unless otherwise specifically provided in this Agreement, the terms of this Agreement shall prevail over any conflicting provision of any applicable Work Order.

Notices will be effective when received in writing at the following addresses:

ARIS CORPORATION:               CALIFORNIA STATE AUTOMOBILE ASSOCIATION
2229 112TH Avenue NE            INTER-INSURANCE BUREAU
Bellevue, Washington 98004      150 Van Ness Avenue, 5th Floor
Attn: General Counsel           San Francisco, California 94142-9186
Fax: (425) 372-2799             Attn: Vice President, HRMS
Email: !Legal@aris.com          Email:

                                With copy to: Assistant Vice President,
                                              Office of the General Counsel
                                Fax: (415) 565-4568

Neither Customer nor ARIS may assign its right under this Agreement without the prior written consent of the other party. ARIS represents that it is the legal successor to The Consulting Team and subject to all of its obligations under prior Agreements and Work Orders with Customer and the California State Automobile Association.

Neither party shall issue any press release or other public disclosure concerning this Agreement without prior written consent of the other party, which shall not be unreasonably withheld. However, either party may disclose the existence of this Agreement or its contents as may be required to comply with applicable laws or regulations. Notwithstanding the above, Customer hereby consents to the use of Customer's name only in any listings of representative clients. ARIS shall not use Customer's name or trademarks in any way nor state or imply that it is approved or endorsed by Customer, the California State Automobile Association, the American Automobile Association, or any other organization associated with them.

This Agreement constitutes the entire agreement of the parties, supersedes any prior understandings relating to the subject matter hereof, and may be amended or supplemented only


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
in a written agreement signed by ARIS and Customer. All preprinted clauses on order forms utilized by ARIS or Customer are deemed deleted unless the form is subscribed by both parties.

CUSTOMER                                ARIS CORPORATION

By: [SIGNATURE ILLEGIBLE]               By: /s/ WILLIAM E. BERRY
   --------------------------------        -------------------------------------
                                           William E. Berry, VP HRMS Consulting

Name:
     ------------------------------

Title: VP, HR
      -----------------------------


                                  ATTACHMENTS

1.      Information Security Policies, Standards and Procedures

2.      Work Order: Carol Schloz

3.      Word Order: Helen Mandeville


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 [AAA          INFORMATION SECURITY POLICIES, STANDARDS AND PROCEDURES
 LOGO]    --------------------------------------------------------------------
             California State Automobile Association and California State
                       Automobile Inter-Insurance Bureau

Information and computer systems are valuable assets for California State Automobile Association and California State Automobile Inter-Insurance Bureau
(CSAA). Please read, understand and comply with the policies, standards and procedures described below, those described in "You and the CSAA", and others which we may adopt. Failure to comply may result in disciplinary action. If you have any questions about these policies or procedures, or their application in any particular situation, ask your manager for clarification.

USE FOR BUSINESS PURPOSES; CSAA ACCESS, REVIEW, DELETION AND DISCLOSURE
Our computer system is provided to employees at CSAA's expense to assist you in carrying out CSAA's business. The system permits employees to perform their jobs, share files, and communicate with each other internally and with selected outside individuals and companies that CSAA, in its sole discretion, decides should be communicated with or connected via the system.

The system is to be used for business-related purposes. CSAA treats all information transmitted through or stored in the system, including e-mail messages, as business information. CSAA reserves the right to access, review, copy, modify or delete all such information for any purpose and to disclose it to any party CSAA deems appropriate.

Files containing personal information as a result of your making incidental use of the computer for personal purposes, including transmission of electronic mail messages, will be treated no differently from other files; i.e. CSAA reserves the right to access, review, copy, modify, delete or disclose them for any purpose. Accordingly, you should not use the computer system to send, receive or store any information that you wish to keep private. You should treat the computer system like a shared file system with the expectation that files or communications sent, received or stored anywhere in the system will be available for review by any authorized CSAA representative for any purpose.

CONFIDENTIAL INFORMATION
Your work at CSAA may afford access to information concerning our members, insureds, employees and others, as well as to confidential information regarding CSAA business. All this information is strictly confidential whether or not it is marked confidential. Our reputation depends on the trust placed in us by those we serve. You have a responsibility to protect the confidentiality of information and the privacy of individuals identified in our records.

You must exercise caution in transmitting confidential CSAA information on the computer system. Confidential information should never be transmitted or forwarded to outside individuals or companies not authorized to receive that information and should not be sent or forwarded to other employees or contractors who do not need to know the information.

Always use care in addressing electronic mail messages to make sure that the messages are not inadvertently sent to outsiders or the wrong persons within CSAA. In particular, exercise care when using distribution lists to make sure that all addresses are appropriate recipients of the contents. Individuals using lists should take appropriate measures to ensure that the lists are current. Refrain from routinely forwarding messages containing confidential information to multiple parties unless there is a clear business need to do so.

VIEWING AND PROTECTING ELECTRONIC FILES
In order to avoid inadvertent dissemination of confidential information, employees should not access their computer in the presence of others or leave confidential information open on the screen when the computer is unattended. Sign off or activate security (such as a screen saver with a password) when leaving the computer.

PASSWORDS
Employees must use individual passwords to protect against unauthorized access files on which they are working. Never disclose personal or systems password to anyone and don't use anyone else's user identification or password. If you feel a password has been compromised, change it immediately.


                                  ATTACHMENT 1

INFORMATION SECURITY POLICIES, STANDARDS AND PROCEDURES

DISKETTES, CARTRIDGES, CDS AND BACK-UP TAPES
Do not leave floppy disks, back-up tapes and other such media that contain confidential information out in the open. Keep them locked in drawers or file cabinets.

NOTEBOOK COMPUTERS
Extra precautions must be exercised when taking confidential information out of the office. Never leave notebook computers unattended while traveling. Never put a notebook computer (or external hard drive) through an airport or other security metal detector. While resulting damage to the computer is uncommon, when it does occur, it usually results in the complete permanent loss of all information stored on the computer.

ATTORNEY-CLIENT PRIVILEGED COMMUNICATIONS
Some electronic mail messages may constitute confidential, privileged communications with attorneys. Upon receipt of a message or creation of a message to an attorney, do not forward it or its contents to others without the attorney's authorization.

COPYRIGHTED INFORMATION
Use of the computer system to copy or transmit any software programs, documents or other information protected by the copyright laws is prohibited by federal law and may subject you and CSAA to civil and criminal penalties. Never copy software programs of any kind without express authorization from your manager. Never accept copies of any software programs from other employees without approval from your manager.

VIRUSES
Be sure that CSAA-approved virus checking software is installed and always running on your computer. Never disable this software. Be sure to log off your computer daily so that the software is kept current. Never insert any floppy disks into your PC or download any files from any outside source without first checking them for viruses.

E-MAIL ETIQUETTE
Please note that your e-mail messages may be read by someone other than the person(s) to whom you sent them, and someday may have to be disclosed to outside parties or in court in connection with litigation. Accordingly, please create and send only messages that are courteous, professional and businesslike.

CSAA strongly discourages the storage of large numbers of e-mail messages. Because messages may contain confidential information, it is desirable to limit the number, distribution and availability of such messages to protect confidential information. You should delete any messages that no longer require action or are not necessary to an ongoing project. You should audit your stored messages regularly and delete messages that are no longer needed.

PERSONAL USE
The computer and all related hardware, software and peripheral devices, Internet or online services access provided by CSAA are for use on your business assignments. Similarly, network usage is primarily for business use and is also subject to monitoring and inspection. With your manager's written authorization, you may make occasional, reasonable personal use as long as this is not done on CSAA time, does not impact your work assignments, create additional expense to CSAA, or violate any law or CSAA policy. Permitted personal use does not include use for income generating or commercial activities. Users should not expect privacy of their activities on these systems.

Since CSAA computers, networks and their contents, as with all CSAA property, are subject to monitoring and inspection for any reason at any time, with or without notice, all policies and procedures applicable to business use apply to personal use.

PROHIBITED USE
Use of the computer system to engage in any communications or store materials that are in violation of the law or CSAA policies, including but not limited to transmission of threatening, defamatory, obscene, offensive or

INFORMATION SECURITY POLICIES, STANDARDS AND PROCEDURES

      Use of the computer system to engage in any communications or store materials that are in violation of the law or CSAA policies, including but not limited to transmission of threatening, defamatory, obscene, offensive or harassing messages that disclose personal information without authorization, is strictly prohibited.

      Some other examples of prohibited misuse include the following:

      - Any use for anonymous, solicitation, non-CSSA business, or chain communications;

      - Interfering with or circumventing procedures and safeguards, including the introduction of unauthorized code, graphics or features;

      - Accessing any communication, data, user-identification, passwords or system without authorization;

      -  Altering or deleting files, data, or information except as authorized.


      DATA SECURITY PROCEDURES

      - Company hardware, software, and related materials (for example, documentation and manuals) and data made available to your by CSAA must be returned to CSAA immediately upon request or termination of your services at CSAA. They shall be returned in the same condition, less reasonable wear and tear, as when issued to you.

      - Non-CSAA computers attached to CSAA networks are not permitted without written authorization from your manager.

      - Use only software supplied by CSAA or authorized by CSAA management in writing. Use software only in accordance with the license agreement.

      - Do not copy software developed by or for CSAA without written approval of an authorized CSAA officer or manager.

      - Do not upload data (transmit data from a PC to the mainframe computer) or download data (transmit data from the mainframe or server to a PC) without written authorization. Do not access CSAA mainframe, PCs LANs, WANs, data networks, etc., via telecommunications software (dial-up) unless you have written authorization identifying the remote computer and access method. Do not access or subscribe to any on-line services from a CSAA computer or access any non-CSAA computer without written authorization.

      - Do not modify CSAA computer hardware or software without CSAA management notification.

      - Label diskettes with CSAA labels which identify the department and user name.

      - Back-up data regularly on a schedule approved by your management. Off-site storage should be considered if appropriate.

      - Do not store confidential data on a hard disk unless there are safeguards preventing unauthorized access. Diskettes and other media containing confidential data must be stored in a secured environment when unattended.

      - Do not encrypt (make unreadable) data without written authorization. Provide the encryption key to your management.

      - The user of a CSAA computer and its associated materials is responsible for taking all reasonable and prudent measures to ensure their security and to protect them from loss or damage. Any theft or loss is to be reported to the Enterprise Help Desk (EHD) and CSAA manager immediately upon discovery.

      - You are responsible for noting and reporting violations of these policies to your CSAA manager or to EDP Auditing immediately upon discovery.

I HAVE READ AND UNDERSTAND THE CSAA "INFORMATION SECURITY POLICIES, STANDARDS AND PROCEDURES" AND AGREE TO ABIDE BY THE RULES AS STATED. I HEREBY ACKNOWLEDGE RECEIPT OF A COPY OF THIS DOCUMENT.

Name: (Print) CAROLE R. SCHLOZ         Dept./D.O. HR Systems

Signature: /s/ CAROLE R. SCHLOZ        Date: 1/15/99

If Non-CSAA Employee
Company Name:                          Contract Dates: 1/1/99-12/31/99

The Consulting Team/ARIS Corporation

FAX COMPLETED FORM TO EHD (888) 221-3507; SAVE COPY FOR REFERENCE; SEND ORIGINAL TO H/R - MAIN OFFICE
W1939 IS TO BE USED FOR WRITTEN APPROVAL UNTIL FURTHER NOTICE

                                   WORK ORDER

ARIS CONTRACT NO.:
                  -----------------------
WORK ORDER NO.:   CSAA 007
                -------------------------


     This Work Order is executed this 26(th) day of January 1999 subject to the terms and conditions of that certain Professional Services Agreement, dated January 1, 1999 by and between ARIS Corporation ("ARIS"), a Washington corporation and California State Automobile Association ("Customer").

-------------------------------------------------------------------------------
DESCRIPTION OF SERVICES:
------------------------
*


ESTIMATED COMPLETION DATE:  *
--------------------------

WORK LOCATION:                               BILLING CONTACT:
--------------                               ----------------
*                                            *


CONSULTANT          RATE PER HOUR          HOURS ORDERED            TOTAL
----------          -------------          -------------            -----
*                         *                      *                    *


CUSTOMER PROJECT MANAGER                     ARIS PROJECT MANAGER
------------------------                     --------------------
*                                            *


TRAVEL ARRANGEMENTS:
--------------------
*


-------------------------------------------------------------------------------


PAYMENTS AND FEES; TIME AND MANNER OF PAYMENTS:
-----------------------------------------------
As outlined in the ARIS Professional Services Agreement.


Time, Schedule, and Completion Date(s):
---------------------------------------
As detailed in the Project Plan document.



                                  ATTACHMENT 2

*Portions of this agreement have been omitted pursuant to a request for confidential treatment pursuant to SEC Rule 24b-2, to be filed separately with the SEC no later than April 10, 2001.

KEY WORK DEPENDENCIES AND ASSUMPTIONS:

ARIS' ability to meet project expectations are dependent upon various events, accomplishments and assumptions, including the following:

The PeopleSoft HRMS implementation project continues to move forward according to the Project Plan document.

CALIFORNIA STATE AUTOMOBILE ASSOCIATION            ARIS CORPORATION

By /s/ [Signature Illegible]                       By /s/ WILLIAM E. BERRY
   --------------------------                        ---------------------------
Name                                                  William E. Berry, VP, HRMS
     ------------------------                         Consulting
Title
      -----------------------